Exhibit 5.2
313.465.7000
April 24, 2026
Agree Realty Corporation
Agree Limited Partnership
32301 Woodward Avenue
Royal Oak, Michigan 48073
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Agree Realty Corporation, a Maryland corporation (the “Company” or “Parent”), the subsidiaries listed on Schedule A hereto (collectively, the “Subsidiary Guarantors”, and together with the Parent, the “Guarantors”), and Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”, and together with the Guarantors, the “Opinion Parties”), in connection with a Registration Statement on Form S-3ASR (the “Registration Statement”), filed by the Opinion Parties with the U.S. Securities and Exchange Commission (the “Commission”), for the registration of the Securities (defined below) under the Securities Act of 1933, as amended (the “Securities Act”).
The Registration Statement includes a form of prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by one or more Prospectus Supplements, may contemplate the issuance and sale of (i) shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”); (ii) one or more series of shares of preferred stock, $0.0001 par value per share, of the Company (the “Preferred Stock”); (iii) shares of Preferred Stock represented by depositary shares and evidenced by depositary receipts (the “Depositary Shares”), each of which will represent a fractional interest of a share of a particular class or series of Preferred Stock or multiple shares of Preferred Stock; (iv) warrants to purchase Preferred Stock, Common Stock or Debt Securities (as defined below) (the “Warrants”); and (v) one or more series of debt securities of the Operating Partnership (the “Debt Securities”), which may be guaranteed (the “Guarantees”) by the Guarantors.
Any Debt Securities and Guarantees will be issued under one or more indentures or any supplemental indenture thereto in the form to be filed as an exhibit to the Registration Statement or any required post-effective amendment thereto or incorporated by reference therein (the “Indenture”) relating to the issuance of Debt Securities by the Operating Partnership. The Depositary Shares may be issued under one or more deposit agreements in the form to be filed as an exhibit to the Registration Statement or any required post-effective amendment thereto or incorporated by reference therein (each, a “Deposit Agreement”) by and between the Company and a financial institution identified therein as the depositary (each, a “Depositary”). The Warrants may be issued under one or more warrant agreements in the form to be filed as an exhibit to the Registration Statement or any required post-effective amendment thereto or incorporated by reference therein (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent (each, a “Warrant Agent”). The Indenture, the Deposit Agreements and the Warrant Agreements are herein collectively referred to as the “Agreements.” The Debt Securities, Guarantees, Depositary Shares and Warrants are herein collectively referred to as the “Securities.”

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

April 24, 2026

In connection with this opinion letter, we have examined and relied upon originals or copies of such records, instruments, certificates, opinions, memoranda and other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Opinion Parties and have not independently sought to verify such matters. In rendering the opinions in this opinion letter, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to authentic originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the legal effectiveness of such documents.
With respect to our opinions as to the Depositary Shares, we have assumed that any Depositary Shares offered under the Registration Statement will be issued under a valid and legally binding Deposit Agreement or other similar instrument entered into among the Company, a Depositary and the holders from time to time of the depositary receipts which will evidence the Depositary Shares, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof provided in the applicable Prospectus Supplement and be executed in the forms filed as exhibits to the Registration Statement or any required post-effective amendment thereto or incorporated by reference therein.
With your consent, we have also assumed (i) that each of the Agreements will be governed by the internal laws of the State of New York, (ii) that each of the Agreements has been or will be duly authorized, executed and delivered by the parties thereto (other than with respect to the Opinion Parties), (iii) that each of the Agreements constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Opinion Parties, enforceable against each of them in accordance with their respective terms and (iv) that the status of each of the Agreements as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
Our opinions herein are expressed solely with respect to (i) the internal laws of the State of New York; (ii) the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware RULPA”); (iii) the Delaware Limited Liability Company Act (together with the Delaware RULPA, the “Applicable Delaware Law”); and (iv) the federal laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. We are not admitted to practice in the State of Delaware and, with respect to the opinions set forth below, insofar as they relate to any Delaware law, we (a) have limited our review, with your permission, to standard compilations available to us of the Applicable Delaware Law, which we have assumed to be accurate and complete, and (b) have not reviewed case law. Various matters concerning laws of the State of Maryland are addressed in the opinion of Ballard Spahr LLP, separately provided to you. We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters. Our opinions are based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. It is understood that this opinion letter is to be used only in connection with the offer

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

April 24, 2026

and sale of the Securities while the Registration Statement is in effect and only speaks as of the date of this opinion letter.
On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, it is our opinion that:
1.When (i) a Prospectus Supplement and any related offering material with respect to Guarantees have been filed with the Commission and become effective in compliance with the Securities Act and the rules and regulations thereunder, (ii) the specific terms of the Guarantees of a particular Debt Security and such Debt Security have been duly established in accordance with the Indenture, (iii) all necessary corporate or limited liability company action, as applicable, has been taken by the Guarantors to approve the creation, the terms and the issuance of the Guarantees and the consideration to be received therefor and all necessary limited partnership action has been taken by the Operating Partnership to approve the creation, the terms and the issuance of such Debt Securities, (iv) the Guarantees have been duly executed, issued and delivered in accordance with the Indenture and in the manner contemplated by the Registration Statement and any required post-effective amendment thereto, the related Prospectus and the applicable Prospectus Supplement(s), and by such corporate or limited liability company action described in clause (iii), as applicable, such execution, issuance and delivery do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon any of the Guarantors, are in conformity with the organizational documents of each of the Guarantors, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any of the Guarantors, (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and as described in the Registration Statement and any required post-effective amendment thereto, the related Prospectus and the applicable Prospectus Supplement(s), and by such limited partnership action described in clause (iii), do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Operating Partnership, are in conformity with the organizational documents of the Operating Partnership, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership, and (vi) notes, certificates or other evidence of the related Debt Securities have been duly executed, issued and delivered by the Operating Partnership and authenticated by the Trustee pursuant to the Indenture and delivered to the purchasers thereof against payment therefor in accordance with such limited partnership action described in clause (iii) and the Prospectus and applicable Prospectus Supplement relating to the Registration Statement, and in accordance with any applicable valid and legally binding purchase, underwriting or similar agreement, or Warrant Agreement and any related Warrant, as applicable, then such Guarantees will be binding obligations of each applicable Guarantor.
2.When (i) a Prospectus Supplement and any related offering material with respect to Depositary Shares have been filed with the Commission and become effective in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of Depositary Shares and the consideration to be received therefor, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and as described in the Registration Statement and any required post-effective amendment thereto, the related Prospectus and the applicable Prospectus Supplement(s), and by such corporate action described in clause (ii), and (iv) the Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Deposit

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

April 24, 2026

Agreement and in the manner contemplated by the Registration Statement and any required post-effective amendment thereto, the related Prospectus and the applicable Prospectus Supplement(s), and by such corporate action described in clause (ii), and in accordance with any applicable valid and legally binding purchase, underwriting or similar agreement, as applicable, such execution, authentication, issuance and delivery do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the organizational documents of the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company (assuming the underlying Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company, validly issued and deposited with the Depositary), then such Depositary Shares will be binding obligations of the Company.
3.When (i) a Prospectus Supplement and any related offering material with respect to Warrants have been filed with the Commission and become effective in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of the Warrants and the underlying securities and all necessary limited partnership action has been taken by the Operating Partnership to approve the creation, the terms and the issuance of any underlying Debt Securities and any related Indenture, the terms of the offering of the Warrants and related matters, including the consideration to be received therefor, if any, and for the underlying Securities, and, if applicable, to authorize the form, terms, execution and delivery of a Warrant Agreement or Warrant Agreements (including a form of certificate evidencing the Warrants, if applicable) relating to the Warrants, (iii) the Warrant Agreement or Warrant Agreements, if applicable, relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent, if any, appointed by the Company, (iv) the Warrants have been issued under a valid and legally binding Warrant Agreement, or agreements relating to the Warrants that conform to the applicable corporate action authorizing them and the description thereof provided in a Prospectus Supplement and any related offering material, such issuance does not violate any applicable law, does not result in a default under or breach of any agreement or instrument binding upon the Company, is in conformity with the organizational documents of the Company, and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the terms of any underlying Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and as described in the Registration Statement and any required post-effective amendment thereto, the related Prospectus and the applicable Prospectus Supplement(s), and by such limited partnership action described in clause (ii), such terms, issuance and sale do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Operating Partnership, are in conformity with the organizational documents of the Operating Partnership, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership, and (vi) the Warrants or certificates representing the Warrants have been duly executed, countersigned and registered, if applicable, issued and delivered to the purchasers thereof in accordance with such corporate action described in clause (ii) and the Prospectus and applicable Prospectus Supplement relating to the Registration Statement and in accordance with the appropriate Warrant Agreement and any applicable valid and legally binding purchase, underwriting or similar agreement, as applicable, in exchange for payment of the consideration for such Warrants, if any, provided for in such agreement, then such Warrants will be binding obligations of the Company.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

April 24, 2026

4.When (i) a Prospectus Supplement and any related offering material with respect to Debt Securities have been filed with the Commission and become effective in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary limited partnership action has been taken by the Operating Partnership to approve the creation, the terms and the issuance of such Debt Securities and the consideration to be received therefor in accordance with the Indenture, (iii) the Indenture is qualified under the United States Trust Indenture Act of 1939, as amended, (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and as described in the Registration Statement and any required post-effective amendment thereto, the related Prospectus and the applicable Prospectus Supplement(s), and by such limited partnership action described in clause (ii), such terms, issuance and sale do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Operating Partnership, are in conformity with the organizational documents of the Operating Partnership, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership, and (v) notes, certificates or other evidence of the Debt Securities have been duly executed, issued and delivered by the Operating Partnership and authenticated by the Trustee pursuant to the Indenture and delivered to the purchasers thereof against payment therefor in accordance with such limited partnership action described in clause (ii) and the Prospectus and applicable Prospectus Supplement relating to the Registration Statement, and in accordance with any applicable valid and legally binding purchase, underwriting or similar agreement, or Warrant Agreement and any related Warrant, as applicable, then such Debt Securities will be binding obligations of the Operating Partnership. For purposes of rendering the opinions set forth in this paragraph 4 and in paragraph 1 above, we have assumed that immediately prior to the issuance of any Debt Securities, the Indenture and any applicable supplemental indenture will be in full force and effect, with no unwaived events of default or breaches thereunder and will constitute the legal, valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms.
In giving the opinions set forth above, with respect to each Security opined on in this opinion letter we have assumed that (i) at or prior to the time of the delivery of such Security, the authorization of such Security will not have been modified or rescinded, and there will not have occurred any change in law affecting such Security, including its validity or enforceability and (ii) none of the terms of any such Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security nor the compliance by the applicable Opinion Party, with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the applicable Opinion Party or any restriction imposed by any court or governmental body having jurisdiction over the applicable Opinion Party.
Our opinions set forth above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance, fraudulent transfer and voidable transaction laws), (ii) any specialized laws not included in opinion letters of this kind, such as tax, antitrust, pension, employee benefit, environmental, intellectual property, bank regulatory, insurance, labor, regulatory and licensing, anti-money laundering and health and safety laws, (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and limitations regarding the availability of indemnification and

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

April 24, 2026

contribution where such indemnification or contribution may be limited by applicable law, or (iv) the application of principles of public policy.
We express no opinion as to the creation, validity, attachment, perfection or priority of any lien or security interest or as to the validity, binding effect or enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by any Opinion Party of any statutory or constitutional rights, defenses or remedies, (iii) terms which excuse any person or entity from liability for, or require any Opinion Party to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct, (iv) obligations to pay any prepayment premium, default interest rate, early termination fee, late charges, monetary penalty, make-whole premiums or other form of liquidated damages, if the payment of such premium, interest rate, fee, late charge, monetary penalty, make-whole premium, or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination, usury and other interest-related restrictions, (v) provisions providing that the terms of agreement may not be waived or modified except in writing, (vi) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (vii) provisions for exclusivity, election or cumulation of rights or remedies, (viii) provisions authorizing or validating conclusive or discretionary determinations, (ix) proxies, powers and trusts, (x) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property, or (xi) the severability, if invalid, of provisions to the foregoing effect.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/s/ HONIGMAN LLP

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

Schedule A

Agree 117 Mission, LLC
Agree 2016, LLC
Agree Absecon Urban Renewal, LLC
Agree Central, LLC
Agree Chapel Hill NC, LLC
Agree Columbia SC, LLC
Agree Construction Management, LLC
Agree Convenience No. 1, LLC
Agree CW, LLC
Agree Dallas Forest Drive, LLC
Agree DT Jacksonville NC, LLC
Agree Farmington NM, LLC
Agree Fort Walton Beach, LLC
Agree Grandview Heights OH, LLC
Agree Greenwich CT, LLC
Agree Land East, LLC
Agree Land West, LLC
Agree Lebanon NH, LLC
Agree Littleton CO, LLC
Agree Madison AL, LLC
Agree Marietta, LLC
Agree M-59, LLC
Agree MCW, LLC
Agree Mena AR, LLC
Agree NJ, LLC
Agree Onaway MI, LLC
Agree Orange CT, LLC
Agree Oxford Commons AL, LLC
Agree Paterson NJ, LLC
Agree Roseville CA, LLC
Agree SB, LLC
Agree Secaucus NJ, LLC
Agree Shelf ES PA, LLC
Agree Shelf PA, LLC
Agree Southfield, LLC
Agree Spring Grove, LLC
Agree St Petersburg, LLC
Agree Stores, LLC
Agree Tallahassee, LLC
Agree TK, LLC
Agree Wawa Baltimore, LLC
Agree Walker, LLC
Agree Wilmington, LLC

AR Land CA, LLC
AR Land Central, LLC
AR Land East, LLC
AR Land West, LLC
AR WTO, LLC
BB Farmington NM, LLC
DD 71, LLC
DD Brownsville LLC
DD Hempstead LLC
LSDW Derby CT, LLC
Lunacorp, LLC
Mt. Pleasant Shopping Center, L.L.C.
Pachyderm Chattanooga TN, LLC
Pachyderm Marietta GA, LLC
Pachyderm Myrtle Beach SC, LLC
Pachyderm Philadelphia PA, LLC
Pachyderm Properties, LLC
Pachyderm Riverdale GA, LLC
Pachyderm Waite Park MN, LLC
Paint PA, LLC
Safari Properties II, LLC